SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: July 14, 1997

                                  VERSAR, INC.
            (Exact name of registrant as specified in its charter)


       Delaware                         1-9309                  54-0852979
(State or other jurisdiction         (Commission             (IRS Employer
     of incorporation)               File Number)          Identification No.)

               6850 Versar Center, Springfield, Virginia 22151
                 (Address of Principal Executive Offices)

                               (703) 750-3000
            (Registrant's telephone number, including area code)

                                     None
        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     On May 2, 1997, pursuant to a Stock Purchase Agreement dated April 30, 1997, Versar, Inc. (the "Company") purchased from Imperial Capital Worldwide Partners, L.P., a Delaware limited partnership ("Imperial") 1,070,000 shares common stock of Science Management Corporation ("SMC") (representing approximately 53% of the issued and outstanding common stock of SMC), 100% of the issued and outstanding preferred stock of SMC and certain options to purchase 350,000 additional shares of SMC common stock for a purchase price of $2,790,000 paid in cash. As additional consideration for such stock purchases, the Company paid certain legal fees incurred by Imperial and its affiliates in connection with the stock purchase and other matters related to SMC in an aggregate amount of $80,000. The purchase price paid by the Company was determined by the Company exceeding another competitive bid.

     The funds used by the Company in connection with the stock purchase were obtained from borrowings with NationsBank, N.A.

     Neither the Company nor any if its affiliates had, and to the knowledge of the Company no director or officer of the Company and its affiliates had, any material relationship with SMC, Imperial or their respective affiliates prior to the stock acquisition.

     The Company presently intends to propose a merger pursuant to which SMC will be merged with a subsidiary of the Company and the remaining shares of SMC common stock not held by the Company will be exchanged for newly issued shares of the Company's common stock, subject to the negotiation of a definitive merger agreement by the Company and SMC.

     SMC, founded in 1946, is a diversified professional services firm providing consulting, process engineering, information technology and environmental services to commercial and industrial clients in the U.S. and internationally. SMC's operating units provide (i) design, engineering and construction services to the petrochemical industry, material handling projects and specialty chemical plants, (ii) consulting services to the health care, food and petrochemical industries to assist companies more effectively utilize their human and physical resources, (iii) systems support and technology-based services in the areas of facilities management, business recovery and professional support services and (iv) geotechnical, civil and environmental engineering, design and construction management services to municipal and industrial clients.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

     Science Management Corporation
     Unaudited financial statements for the period ending March 31, 1997. Audited financial statements for the seven months ended July 31, 1996 and financial statements for the five month period ending December
         31, 1996 together with Auditors' Reports.

(b)  Pro Forma Financial Information.

     Unaudited Pro Forma condensed financial statements and notes to unaudited Pro Forma condensed financial statements.

(c)  Exhibits                                                Exhibit Reference

     2.1  Stock Purchase Agreement among Imperial                     (A)
          Capital Worldwide Partners, L.P., Imperial
          Capital Investors Corp., Jonathan Borsuk and
          Harvey Borsuk and Versar, Inc., dated as of April 30, 1997.

     99.1 Form of Press Release dated May 5, 1997.                    (A)


-------------------------------
(A) Incorporated by rerference to similarly numbered exhibit to the Registrant's Form 8-K dated May 16, 1997.

                                SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VERSAR, INC.



Date: July 14, 1997                          By:   /s/ Lawrence W. Sinnott
                                                ------------------------------
                                                Lawrence W. Sinnott
                                                Vice President, Chief Financial
                                                Officer and Treasurer

                 SCIENCE MANAGEMENT CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets
                          (Unaudited - in thousands)


                                                                     March 31,
                                                                       1997
                                                                    ----------
ASSETS
  Current assets
    Cash . . . . . . . . . . . . . . . . . . . . .                  $     306
    Accounts receivable, net . . . . . . . . . . .                      4,217
    Prepaid and other current assets . . . . . . .                         71
                                                                    ----------
      Total current assets . . . . . . . . . . . .                      4,594

  Property and equipment, net. . . . . . . . . . .                        392
  Other assets . . . . . . . . . . . . . . . . . .                         85
  Intangibles. . . . . . . . . . . . . . . . . . .                      1,028
                                                                    ----------
      Total assets . . . . . . . . . . . . . . . .                  $   6,099
                                                                    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities
    Accounts payable . . . . . . . . . . . . . . .                  $   1,867
    Accrued payroll and vacation . . . . . . . . .                        223
    Other liabilities. . . . . . . . . . . . . . .                      1,197
                                                                    ----------
      Total current liabilities. . . . . . . . . .                      3,287

  Liabilities from reorganization plan . . . . . .                      1,144
                                                                    ----------
      Total liabilities. . . . . . . . . . . . . .                      4,431
                                                                    ----------
  Stockholders' equity
    Preferred stock, $1 par value,
      1,750,000 shares authorized and
      outstanding. . . . . . . . . . . . . . . . .                      1,750
    Common stock , $.10 par value;
      5,000,000 shares authorized
      and 2,000,000 shares outstanding . . . . . .                        200
    Capital in excess of par value . . . . . . . .                         14
  Accumulated deficit. . . . . . . . . . . . . . .                       (296)
                                                                    ----------
      Total stockholders' equity . . . . . . . . .                      1,668
                                                                    ----------
      Total liabilities and stockholders'
        equity . . . . . . . . . . . . . . . . . .                  $   6,099
                                                                    ==========

                                          1

                     SCIENCE MANAGEMENT CORPORATION AND SUBSIDIARIES
                          Consolidated Statements of Operations
                   (Unaudited - in thousands, except per share amounts)




                                                        For the Three-Month
                                                      Periods Ended March 31,
                                                    ---------------------------
                                                      1997               1996
                                                    --------           --------
GROSS REVENUE . . . . . . . . . . . . .             $ 5,874            $ 5,985
Purchased services and materials,
 at costs . . . . . . . . . . . . . . .               2,538              2,174
                                                    ________           ________
NET SERVICE REVENUE . . . . . . . . . .               3,336              3,811

Direct costs of services and
 overhead . . . . . . . . . . . . . . .               2,012              2,585
Selling, general and administrative
 expenses . . . . . . . . . . . . . . .               1,313              1,451
                                                    ________           ________
OPERATING INCOME. . . . . . . . . . . .                  11               (225)

OTHER EXPENSE
Interest expense. . . . . . . . . . . .                 ---                 47
Income tax expense. . . . . . . . . . .                 ---                ---
                                                    ________           ________
NET INCOME (LOSS) . . . . . . . . . . .                  11               (272)

                                                    ========           ========
NET INCOME (LOSS) PER SHARE . . . . . .             $   .01            $   ---
                                                    ========           ========

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING. . . . . . . . . . .               2,000                ---
                                                    ========           ========

                                           2

                    SCIENCE MANAGEMENT CORPORATION AND SUBSIDIARIES
                         Consolidated Statements of Cash Flows
                               (Unaudited - in thousands)

                                                     For the Three-Month
                                                   Periods Ended March 31,
                                                   _______________________
                                                     1997           1996
                                                   ________       ________

Cash flows from operating activities
 Net income (loss). . . . . . . . . . . .          $    11        $  (272)
 Adjustments to reconcile net income
  (loss) to net cash used in operating
  activities
      Depreciation and amortization . . .               97             84
  Provision for doubtful accounts
     receivable . . . . . . . . . . . . .              (67)            10
                                                   --------       --------
          Subtotal. . . . . . . . . . . .               41           (178)

 Changes in assets and liabilities,
  net of asset dispositions
      (Increase) decrease in accounts
       receivable . . . . . . . . . . . .             (504)         1,035
      Decrease (increase) in prepaids
       and other assets . . . . . . . . .               82           (195)
      Increase (decrease) in accounts
       payable. . . . . . . . . . . . . .              130           (826)
      Increase in accrued salaries and
       vacation . . . . . . . . . . . . .               87            171
      Increase (decrease) in other
       liabilities. . . . . . . . . . . .               90           (477)
                                                   --------       --------
          Net cash used in operating
           activities . . . . . . . . . .              (74)          (470)
                                                   --------       --------
Cash flows from investing activities
  Purchase of property and equipment. . .              (26)           (96)
                                                   --------       --------
Cash flows from financing activities
  Net borrowings on notes payable . . . .              ---            322
                                                   --------       --------
Net decrease in cash. . . . . . . . . . .             (100)          (244)
Cash at the beginning of the year . . . .              406          2,227

Cash at the end of the period . . . . . .          $   306        $ 1,983

Supplementary disclosure of cash flow
 information:
   Cash paid during the period for
     Interest . . . . . . . . . . . . . .          $     0        $    47
     Income taxes . . . . . . . . . . . .                0              0


                  Science Management Corporation and Subsidiaries

Consolidated Financial Statements:                               Page
                                                                 ----

        Consolidated Balance Sheet as of December 31, 1996        1-2

        Consolidated Statements of Operations for the five
          months ended December 31, 1996, and the seven
          months ended July 31, 1996                                3

        Consolidated Statements of Shareholders' Equity for
          the five months ended December 31, 1996, and the
          seven months ended July 31, 1996                          4

        Consolidated Statements of Cash Flows for the five
          months ended December 31, 1996, and the seven
          months ended July 31, 1996                                5

        Notes to Consolidated Financial Statements               6-11

Report of Independent Public Accountants                        12-13


                  Science Management Corporation and Subsidiaries
                            Consolidated Balance Sheet
                             As of December 31, 1996
                            (in thousands of dollars)

Assets

Current assets:
   Cash                                                 $   406
   Accounts receivable:
    Billed                                                2,510
    Unbilled                                              1,508
    Allowance for doubtful accounts                        (385)
                                                        --------
    Net accounts receivable                               3,633
   Prepaid expenses and supplies                            165
                                                        --------
    Total current assets                                  4,204

Property and equipment:
   Leasehold improvements                                    18
   Furniture and equipment                                  428
   Less: Accumulated depreciation and
    amortization                                            (37)
                                                        --------
    Net property and equipment                              409
Reorganization value in excess of amounts
   allocated to identifiable assets                       1,157
   Less: Accumulated amortization                           (80)
                                                        --------
    Net reorganization value                              1,077

Other assets                                                 86
                                                        --------
    Total assets                                        $ 5,776
                                                        ========


         The accompanying notes are an integral part of the consolidated financial statements.

                   Science Management Corporation and Subsidiaries
                             Consolidated Balance Sheet
                               As of December 31, 1996
                   (in thousands of dollars, except share amounts)


Liabilities and Shareholder's Equity

Current liabilities:

  Accounts payable                                  $ 1,736
  Accrued expenses                                    1,260
                                                    --------
   Total current liabilities                          2,996
Liabilities from reorganization plan                  1,123
                                                    --------
   Total liabilities                                  4,119
                                                    --------
Shareholder's equity:
  Preferred stock, $1 par value,
   1,750,000 shares authorized
   and outstanding                                    1,750
  New common stock, $.10 par
   value; 10,000,000 shares
   authorized; 2,000,000 shares
   issued and outstanding                               200
  Additional paid-in -capital                            14
  Accumulated deficit                                  (307)
                                                    --------
                                                      1,657
                                                    --------
   Total liabilities and
    shareholders' equity                            $ 5,776
                                                    ========

            The accompanying notes are an integral part of the
                     consolidated financial statements.

              Science Management Corporation and Subsidiaries
                   Consolidated Statements of Operations
               For the Five Months Ended December 31, 1996,
                 and the Seven Months Ended July 31, 1996

            (in thousands of dollars, except per share amounts)

                                 Reorganized Company     Predecessor Company
                                   Five Months Ended      Seven Months Ended
                                   December 31, 1996           July 31, 1996

Sales                            $            11,707     $            14,039
Cost of Sales                                 10,287                  11,582
Selling, general and
  administrative expenses                      1,771                   2,838
                                 --------------------    --------------------
Income (loss) from operations                   (351)                   (381)
Interest income (expense), net                     3                     (43)
Gain on transfer of foreign
  subsidiary to creditor in
  satisfaction of liability                      ---                     846
Other income                                      41                     113
Provision for income taxes                       ---                    (215)
                                 --------------------    --------------------
Net income (loss)                $              (307)    $               320
                                 ====================    ====================
Net loss per share               $             (0.15)
                                 ====================

                 The accompanying notes are an integral part of
                      the consolidated financial statements.

                   Science Management Corporation and Subsidiaries Consolidated Statements of Shareholders' Equity

                  For the Five Month Period Ended December 31, 1996,
                      and the Seven Months Ended July 31, 1996
                                   (in thousands)

                                   Preferred                  Additional
                                     Stock     Common Stock    Paid-in
                                    Amount    Shares  Amount   Capital

Balance, December 31, 1995               0     3,696   $ 369  $ 16,833
Net income                               0         0       0         0
Eliminate predecessor equity
  accounts in connection with
  fresh start reporting                       (3,696)  $(369) $(16,833)
Issuance of new stock pursuant
  to reorganization plan           $ 1,750     2,000   $ 200  $     14

Balance, July 31, 1996             $ 1,750     2,000   $ 200  $     14
Net loss                                 0         0       0         0
Balance, December 31, 1996         $ 1,750     2,000   $ 200  $     14


                                (Accumulated   Treasury Stock
                                   Deficit)   Shares    Amount    Total

Balance, December 31, 1995         $(21,373)    (396)  $(2,683)  $(6,854)
Net income                         $    320        0         0   $   320
Eliminate predecessor equity
  accounts in connection with
  fresh start reporting            $ 21,053      396   $ 2,683   $ 6,534
Issuance of new stock pursuant
  to reorganization plan                  0        0         0   $ 1,964

Balance, July 31, 1996                    0        0         0   $ 1,964
Net loss                           $   (307)       0         0   $  (307)
Balance, December 31, 1996         $   (307)       0         0   $ 1,657

        The accompanying notes are an integral part of the consolidated financial statements

                 Science Management Corporation and Subsidiaries
                      Consolidated Statements of Cash Flows
                  For the Five Months Ended December 31, 1996,
                   and the Seven Months Ended July 31, 1996,
                            (in thousands of dollars)



                                      Reorganized Company  Predecessor Company
                                        Five Months Ended   Seven Months Ended
                                        December 31, 1996        July 31, 1996
                                      -------------------  -------------------

Cash flows from operating activities:
   Net (loss) income                  $             (307)  $               320
   Adjustments to reconcile net
    (loss) income to net cash
    provided (used) by operations:
   Depreciation and amortization                     166                   123
   Gain on transfer of foreign
    subsidiary to creditor in
    satisfaction of liability                        ---                  (846)
   Noncash impact of liabilities
    forgiven and net assets surrendered
    during reorganization                            ---                (1,979)
   (Increase) decrease in accounts
    receivable                                      (769)                  443
   (Increase) decrease in prepaid
    expenses and supplies                            486                   (26)
   (Increase) decrease in other assets                 9                    (2)
   Increase (decrease) in accounts
    payable and accured expenses                     733                   (93)
                                      -------------------  --------------------
Net cash provided (used) by operations               318                (2,060)

Cash flows from investing activities:
 Capital expenditures                                (37)                  (42)
                                      -------------------  --------------------

Net increase (decrease) in cash                      281                (2,102)

Cash - beginning of period                           125                 2,227
                                      -------------------  --------------------
Cash - end of period                  $              406   $               125
                                      ===================  ====================

                 The accompanying notes are an integral part of
                      the consolidated financial statements.

                Science Management Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements

NOTE 1   BASIS OF PRESENTATION

Science Management Corporation ( SMC ) and Subsidiaries (collectively referred to as the "Company") is an international professional services firm that applies its expertise in management, information and engineering and technological services to a wide range of clients. During 1996, Science Management Corporation had seven active subsidiaries; SMC Management Services Group, SMC International, SMC International Holdings, SMC France, SMC Business Information Systems Inc., SMC McEver Inc. and SMC Environmental Services Group. SMC Management Services Group, SMC International, SMC International Holdings, and SMC France provide comprehensive re-engineering and transformation management programs and systems, competitive analysis, and organizational effectiveness, although SMC International Holdings was disposed of during 1996 (see Note 7). SMC Business Information Systems Inc. offers solutions for all aspects of business recovery services, facilities management (outsourcing) and professional services. SMC McEver Inc. and SMC Environmental Services Group provide a diversity of engineering and technology services in the fields of design and engineering analysis, environmental and geotechnical consulting, process plant design and construction, contract engineering and maintenance.

On July 28, 1993, Science Management Corporation filed a voluntary petition for relief under Chapter 11, Title 11 of the U.S. Bankruptcy Code and operated its business as a debtor-in-possession under the supervision of the Bankruptcy Court until July 10, 1996. SMC s subsidiaries were not subject to the bankruptcy proceeding.

Effective April 30, 1997, Versar, Inc. ( Versar ) acquired 53.5% of the outstanding common stock and all outstanding preferred stock of Science Management Corporation for aggregate consideration of $2,870,000 in cash. Versar has proposed a merger pursuant to which Versar will obtain the remaining Science Management Corporation common stock for 533,433 newly issued shares of Versar common stock. The proposed merger is subject to approval by the stockholders of Science Management Corporation. Since Versar holds a majority of the issued and outstanding Science Management Corporation common stock, approval of the merger is assured.

Pursuant to the American Institute of Certified Public Accountants Statement of Position No. 90-7 ( SOP 90-7 ), the Company adopted fresh start reporting which has resulted in the creation of a new reporting entity. The Company s assets and liabilities were adjusted to reflect fair values on July 31, 1996. In fresh start reporting, an aggregate value of $1,964,000 was assigned to SMC s common stock and preferred stock. Management established these values with the assistance of its financial advisors. These valuations considered SMC s expected future performance, relevant industry and economic conditions, and analyses and comparisons with comparable companies.

The reorganization value of SMC has been allocated to the Reorganized
Company s assets and liabilities in a manner similar to the purchase method of accounting for a business combination. The fresh start reporting adjustments resulted in, among other things, the allocation of substantial amounts to reorganization value in excess of amounts allocated to identifiable assets. The amortization of this intangible asset, while not requiring the use of cash, will significantly affect future operating results. Adjustments have been made to reflect the discharge of pre-petition liabilities in accordance with the terms of the Plan of Reorganization.

             Science Management Corporation and Subsidiaries
               Notes to Consolidated Financial Statements

The reorganization value of SMC has been determined using a modified version of the five-year cash flow projections presented in Exhibit L to the Disclosure Statement and a terminal value calculated in accordance with guidance contained in SOP 90-7. The 5 year cash flow projections were modified to reflect SMC s emergence in July 1996, rather than the first quarter of 1996, as had been assumed in the Disclosure Statement, and since SMC has not achieved the anticipated level of cash flows originally estimated, modifications were made to reflect this shortfall and modify anticipated future cash flow performance based on an assessment of current circumstances. Estimated future cash flows and terminal values were discounted using an assumed rate of 14%. Liabilities arising under the Plan are stated at present value, using the same 14% discount rate applied to future cash flows.

The Company s emergence from bankruptcy proceedings was accomplished through a series of mutually dependant transactions and agreements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Science Management Corporation and all subsidiaries. Intercompany balances and transactions have been eliminated.

Revenue Recognition

Unbilled receivables are stated at the lower of actual costs incurred plus accrued profits or net estimated realizable value of incurred costs, reduced by progress billings. The Company records income from major fixed-price contracts, extending over more than one accounting period, using the percentage-of-completion method. During performance of such contracts, estimated final contract prices and costs are periodically reviewed and revisions are made as required. The effects of these revisions are included in the periods in which the revisions are made. On cost-plus-fee contracts, revenue is recognized to the extent of costs incurred plus a proportionate amount of fee earned, and on time-and-material and other reimbursable contracts, revenues including any applicable mark-ups are recorded as costs are incurred. Losses on contracts are recognized in the period in which they become known. Disputes arise in the normal course of the Company s business on projects where the Company is contesting with customers for collection of funds because of events such as delays, changes in contract specifications and questions of cost allowability or collectibility. Such disputes, whether claims or unapproved change orders in the process of negotiation, are recorded at the lesser of their estimated net realizable value or actual costs incurred and only when realization is probable and can be reliably estimated. Claims against the Company are recognized when the loss is considered probable and is reasonably determinable in amount.

It is the Company s policy to provide reserves for the collectibility of accounts receivable when it is determined that it is probable that the Company will not collect all amounts due and the amount of reserve requirements can be reasonably estimated.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

               Science Management Corporation and Subsidiaries
                 Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment prior to July 1997 were stated at cost. Pursuant to fresh start reporting, the property and equipment was reflected at estimated fair value at July 31, 1997. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term.

Income Taxes

Income taxes are calculated in accordance with Statement of Financial Accounting Standards No. 109. Deferred income taxes result from timing differences between financial reporting and taxable income. Deferred tax assets are reduced by a valuation allowance when, based on management s estimates, it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

Loss Per Share

Net loss per share is computed by dividing net income by the weighted average number of common shares outstanding during the applicable period (2,000,000 shares). Earnings per share of the predecessor company is not presented as the amount is not meaningful.

Common and Preferred Stock

Pursuant to the Plan of Reorganization (the Plan ), which was confirmed by the Bankruptcy Court on April 17, 1996, and became effective on July 10, 1996, all of the common stock of SMC outstanding as of July 10, 1996 (the Old Common Stock ), was cancelled. As provided by the terms of the Plan, holders of Old Common Stock, the holders of unsecured claims allowed by the Court in Chapter 11 proceedings, and certain members of the Company s management, received distributions of new common stock of SMC ( New Common Stock ). In addition, and as described in the Plan, Imperial Capital Worldwide Partners, the holder of the largest secured claim against SMC, received a distribution of 1,070,000 shares of New Common Stock together with a distribution of 1,750,000 shares of Science Management Corporation Preferred Stock, with a par value of $1.00 per share. The Preferred Stock is non-convertible, non-dividend bearing, and redeemable by the Company subject to conditions and restrictions contained in the Plan.

A total of 10,000,000 shares of New Common Stock, par value $0.10 per share, were authorized under the Plan, with 2,000,000 shares issued as described above on July 10, 1996.

NOTE 3 - INCOME TAXES

The tax provision is entirely a current foreign provision which is the statutory tax on earnings not offset by operating loss carryforwards in Belgium.

               Science Management Corporation and Subsidiaries
                 Notes to Consolidated Financial Statements

At December 31, 1996, the Company has net operating loss carryforwards of $9,313,000 for federal income tax purposes, which will expire in the years 1997 through 2011. Due to the substantial changes in the Company's ownership, there are annual limitations on the amount of the carryforwards that can be utilized. The Company also has net operating loss carryforwards available for use in the United Kingdom of approximately $1,000,000, which are available indefinitely, as well as minor amounts available for use in other jurisdictions. Due to the annual limitations and questions surrounding the Company s ability to utilize these carryforwards, the Company has recorded a valuation allowance to reserve the full amount of the net operating loss carryforwards.

Foreign and other tax credits of $2,018,000 are available to offset taxes otherwise payable. These credits generally expire through 2007.


The following is a breakout by year of the Federal net operating losses and tax credits. In each case, expiration dates are December 31 of the indicated year (in thousands of dollars):

                             Net Operating             Foreign Tax
Expiration dates                Losses                   Credits
2000                         $        349              $       ---
2003                                  805                      ---
2004                                  325                      ---
2005                                1,095                      858
2006                                  ---                      736
2007                                3,422                      424
2008                                2,520                      ---
2009                                  850                      ---
2010                                   30                      ---
2011                                  (83)                     ---
                             -------------             ------------
Total                        $      9,313              $     2,018
                             =============             ============

NOTE 4 - STOCK OPTION PLANS

Prior to the reorganization in 1996, the Company maintained various stock option plans to provide incentive and nonqualified stock options to directors, officers and other key employees of the Company. All stock option plans were terminated when the reorganization plan became effective.

NOTE 5 - PROFIT SHARING AND PENSION PLANS

SMC and certain subsidiaries have contributory or non-contributory profit sharing and pension plans covering substantially all of their employees. Subsequent to December 31, 1993, and as a result of the Company's cost savings reviews, actions were taken to terminate the profit sharing plans and consolidate the pension plans of the Company and its subsidiaries. As a result, there was no profit sharing expense in 1996.

The Employee Capital Accumulation Plan (EMCAP), a 401-K savings plan, is designed to encourage employees of the Company to save systematically through payroll deductions. Contributions by eligible employees are voluntary, and are not supplemented by the Company.

                Science Management Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements


NOTE 6 - OPERATING LEASES

The Company leases certain office equipment with remaining noncancellable lease terms in excess of one year and occupies office facilities under long-term operating lease agreements.

The future minimum rental payments as of December 31, 1996, associated with long-term noncancellable lease obligations, net of sublease income, are as follows (in thousands of dollars):

Year Ending December 31,
1997                           $ 415
1998                             178
                               -----
Total                          $ 593
                               =====

Rental expense was approximately $275,000 for the seven months ended July 31, 1996 and $195,000 for the five months ended December 31, 1996.

NOTE 7 - RELATED PARTY TRANSACTIONS

During 1992, the Company entered into transactions with Donald R. Gant, a stockholder who held a significant portion of SMC s Old Common Stock outstanding. Under the terms of the transaction, SMC sold 500,000 shares of Old Common Stock to Mr. Gant for an aggregate purchase price of $750,000, paid in cash. Mr. Gant also loaned $2 million to SMC for working capital and general corporate purposes. The loan had a term of three years, with an interest rate of 9% per annum and was secured by certain assets of the Company held by SMC International Holdings. The Company did not make all of the required interest payments to service this loan, and was in default thereof. As part of the plan of reorganization, Mr. Gant exchanged the note for ownership of SMC International Holdings resulting in a gain of $846,000.

NOTE 8 - CONTINGENCIES

Shortly after Science Management Corporation emerged from bankruptcy on July 10, 1996, disputes arose between its new majority investors, Imperial Capital Worldwide Partners, L.P. and the management of the Company. Subsequently, two lawsuits were instituted against Imperial and its principals. On September 6, 1996, two SMC administrative creditors filed a Complaint for injunctive and other relief entitled Ravin Sarashon, Cook, Baumgarten, Fisch & Rosen, P.C. and Shanley & Fisher, P.C. v. Imperial Worldwide Partners, L.P. et al. Case No. 93-34553 in the United States Bankruptcy Court, District of New Jersey, to restrain certain actions by Imperial and its principals and to designate James
A. Skidmore, Jr. as the manager of the Company to operate the Company on a day to day basis and carry out the terms of the Plan of Reorganization. On November 6, 1996, James A. Skidmore, Jr. and other management shareholders, and certain other shareholders filed a Complaint against Imperial entitled James A. Skidmore, Jr. et al, v. Imperial Capital Worldwide Partners, L.P. et al. Docket No. MON C 278-96 in the Superior Court of New Jersey, Monmouth County, Chancery Division seeking an injunction against Imperial and its principals to rescind certain Board of Directors actions, to enjoin their interference with Mr. Skidmore s day to day management of the Company and to permit the corporation to obtain working capital.

              Science Management Corporation and Subsidiaries
                Notes to Consolidated Financial Statements

As part of the Stock Purchase Agreement dated April 30, 1997 between Versar, Inc. and Imperial Worldwide Partners, L.P. it was agreed that the Plaintiffs and the Defendants in the two above cited proceedings would execute mutual releases from further liability and agree to enter into Stipulations of Dismissal for both actions. The Mutual Releases have been signed by all but one plaintiff in the Skidmore case. In the event all releases are executed, Stipulations of Dismissal will be filed in the appropriate courts. Management does not expect that this case will have a material impact on the results of operations of financial condition of the Company.

In June 1996, Flintlock Ltd., a client of SMC McEver, a subsidiary of the Company, filed an action in the 165th Judicial District Court of Harris County, Texas, entitled Flintlock LTD, v. SMC McEver, Inc., Case No. 96-002700. Flintlock alleged that SMC McEver negligently failed to manage the construction of a citronella candle project and negligently misrepresented the project s cost. Flintlock asserts that it incurred over $700,000 in damages. SMC McEver has counterclaimed for over $244,000 which it claims is due under the contract between the parties. The parties have taken certain discovery which remains ongoing. The parties have also engaged in discussions regarding possible mediation. SMC McEver has retained counsel and is defending this matter vigorously. Management is evaluating the Company s defenses and potential exposure. The Company does not expect a material adverse effect on the financial condition or results of operations.

SMC and its subsidiaries are parties to various other legal actions arising in the normal course of business. The Company believes that the ultimate unfavorable resolution of these other legal actions will not have a material adverse effect on its financial condition and results of operations.

NOTE 9   BUSINESS INFORMATION

The Company s operates principally in one industry segment, which offers professional services for management, information, and engineering and technological services. The Company s operations include its domestic consulting operations as well as consulting operations in European countries. Revenue information by geographic area is as follows:

                            Domestic           Foreign
                           Operations         Operations         Total

Seven months ended
  July 31, 1996            $   10,519         $    3,520       $   14,039

Five months ended
  December 31, 1996        $   11,067         $      640       $   11,707

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Science Management Corporation:

We have audited the accompanying consolidated balance sheet of Science Management Corporation (Successor) and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, cash flows and shareholders equity for the five months ended December 31, 1996. These consolidated financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Science Management Corporation (Successor) as of December 31, 1996 and the results of their operations and their cash flows for the five months ended December 31, 1996, in conformity with generally accepted accounting principles.


Washington, D.C.
July 3, 1997


                                   /s/ Arthur Andersen LLP
                                --------------------------------
                                Arthur Andersen LLP

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Science Management Corporation:

We have audited the accompanying consolidated statements of operations, cash flows and shareholders equity of Science Management Corporation (Predecessor) and subsidiaries for the seven months ended July 31, 1996. These consolidated financial statements are the responsibility of the Company s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations of Science Management Corporation (Predecessor) and their cash flows and equity for the seven months ended July 31, 1996, in conformity with generally accepted accounting principles.


Washington, D.C.
July 3, 1997


                                  /s/ Arthur Andersen LLP
                                -----------------------------
                                Arthur Andersen LLP

                              VERSAR, INC.
           UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The pro forma condensed consolidated balance sheet assumes that the closing had taken place as of March 31, 1997. The pro forma condensed consolidated statements of operations for the nine months ended March 31, 1997 and for the fiscal year ended June 30, 1996 assume the closing had taken place as of July 1, 1996 and July 1, 1995, respectively.

The estimated financial effects of the purchase of all of the assets and assumption of certain liabilities of Science Management Corporation, in the pro forma condensed financial information are not necessarily indicative of either the financial position or the results of operations of Versar, Inc. had the transaction occurred on the dates described, nor are they necessarily indicative of the results of future operations. Additionally, the pro forma condensed consolidated balance sheet as of March 31, 1997 does not reflect results of operations or any changes in asset values since that date. The pro forma condensed financial information should be read in conjunction with the historical consolidated financial statements of Versar, Inc., including the notes thereto.

                                VERSAR, INC.
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            As of March 31, 1997
                           (amounts in thousands)

                                 (1)       (2)
                                                   Pro-forma             Pro
                                Versar     SMC    Adjustments  Notes    Forma
ASSETS
 Current assets
    Cash                        1,166       306       (870)     (3)        602
    Accounts receivable        11,957     4,217                         16,174
    Prepaids & other            1,307        71                          1,378
    Deferred income taxes         690         0                            690
                              --------  --------   --------            --------

    Total current assets       15,120     4,594       (870)             18,844

 Property and equipment         1,922       392                          2,314
 Deferred income taxes            441       ---                            441
 Other assets                     329        85                            414
 Intangibles                        0     1,028      1,342     (3,4)     2,370
                              --------  --------   --------            --------

    Total assets               17,812     6,099        472              24,383
                              ========  ========   ========            ========


LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
    Accounts payable            2,283     1,867                          4,150
    Bank line of credit           ---       ---                              0
    Current portion of
     L/T debt                     ---       ---        500       (3)       500
    Accrued salaries and
     vacation                   1,685       223                          1,908
    Income tax payable            102       ---                            102
    Other liabilities           2,166     1,197        140       (4)     3,503
                              --------  --------   --------            --------

    Total current liabilites    6,236     3,287        640              10,163

    Liabs. from reorganization    ---     1,144                          1,144

 Long-term debt                   ---       ---      1,500       (3)     1,500
 Other long-term liabilities    1,001       ---        ---               1,001
 Reserve on guarantee of R/E
  debt                          1,500       ---        ---               1,500
                              --------  --------   --------            --------

    Total liabilities           8,737     4,431      2,140              15,308

 Equity                         9,075     1,668     (1,668)              9,075
                              --------  --------   --------            --------

    Total liabilities &
     equity                    17,812     6,099        472              24,383
                              ========  ========   ========            ========

              See accompanying notes to unaudited pro forma condensed
                              consolidated balance sheet.

                                VERSAR, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                          As of March 31, 1997
                         (amounts in thousands)


1. Represents the historical consolidated financial position of Versar, Inc. as of March 31, 1997.

2. Represents the historical consolidated financial position of Science Management Corporation ("SMC") as of March 31, 1997.

3. Represents the purchase of 53.5% of the common stock of SMC and all of the preferred stock as follows:

              Acquisition price             $ 2,870
              Less: FMV of assets               640

                      Goodwill              $ 2,230

     The transaction was funded by $500 of short term debt and $1,500 of long term debt and $870 of cash.

4. Represents transaction cost of $140 which increases goodwill and other liabilities.

                               VERSAR, INC.
   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             For the Nine-Month Period Ended March 31, 1997
                         (amounts in thousands)

                             (1)          (2)
                                                   Pro-forma             Pro
                            Versar        SMC     Adjustments  Notes    Forma
                           ---------   ---------   ---------   -----  ---------
GROSS REVENUE              $ 32,934    $ 19,186    $                  $ 52,120

Purchased Services            9,614       6,173                         15,787
                           ---------   ---------   ---------          ---------

NET SERVICES REVENUE         23,320      13,013           0             36,333

Direct costs of service      19,047       9,515                         28,562
Selling, general and
 administrative               3,398       2,895         119     (5)      6,412
Other                           (32)          0                            (32)
                           ---------   ---------   ---------          ---------

OPERATING INCOME                907         603        (119)             1,391

Interest expense                 48           0         120     (3)        168
Income tax expense              (14)          0                            (14)
                           ---------   ---------   ---------          ---------

NET INCOME                 $    873    $    603    $   (239)          $  1,237
                           =========   =========   =========          =========

Earnings per share         $   0.17                                   $   0.24
                           =========                                  =========

Shares outstanding            5,230                                      5,230
                           =========                                  =========

              See accompanying notes to unaudited pro forma condensed
                      consolidated statements of operations

                                 VERSAR, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       For the Year Ended June 30, 1996
                           (amounts in thousands)

                             (1)         (2)
                                                 Pro-forma              Pro
                            Versar       SMC    Adjustments  Notes     Forma
                           ---------  ---------  ---------   -----   ---------
GROSS REVENUE              $ 44,283   $ 28,618   $                   $ 72,901

Purchased Services           12,364     11,918                          24,282
                           ---------  ---------  ---------           ----------

NET SERVICES REVENUE         31,919     16,700          0               48,619

Direct costs of service      25,973     11,583                          37,556
Selling, general and
 administrative               4,960      5,939        158      (5)      11,057
Other                           (28)         0                             (28)
Losses on Sarnia operations     142          0                             142
                           ---------  ---------  ---------            ---------

OPERATING INCOME                872       (822)      (158)                (108)

Interest expense                 96         93        160      (3)         349
Income tax expense             (216)       243                              27
                           ---------  ---------  ---------            ---------

NET INCOME                 $    992   $ (1,158)  $   (318)            $   (484)
                           =========  =========  =========            =========

Earnings per share         $   0.19                                   $  (0.09)
                           =========                                  =========

Shares outstanding            5,248                                      5,248
                           =========                                  =========

         See accompanying notes to unaudited pro forma condensed consolidated statements of operations

                                VERSAR, INC.
             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                           STATEMENT OF OPERATIONS
  For the Nine Months Ended March 31, 1997 and the Year Ended June 30, 1996
                           (amounts in thousands)


1. Represents the historical consolidated operating results of Versar, Inc. for the nine months ended March 31, 1997 and the year ended June 30, 1996.

2. Represents the historical consolidated operating results of Science Management Corporation for the nine months ended March 31, 1997 and the year ended June 30, 1996.

3. Interest expense has been adjusted to show the impact of the interest expense for the $2,000 of debt recorded as part of the purchase of SMC.

4. Included in the statement of operations of SMC for the nine months ended March 31, 1997 is a gain of $846 related to the transfer of a foreign subsidiary to a creditor in satisfaction of a liability.

5.   Represents amortization of goodwill over a 15-year period.